Exhibit 99.1

Synagro Technologies, Inc. Announces Closing of Public Offering of Common Stock


     HOUSTON--(BUSINESS WIRE)--May 16, 2006--Synagro Technologies, Inc. (Nasdaq:SYGR)(ArcaEx:SYGR) (the "Company") today announced the closing of its previously announced underwritten public offering of common stock. The Company has issued and sold 2,000,000 shares of its common stock at a public offering price of $4.15 per share. The Company also issued and sold 2,000,000 additional shares to the underwriter upon exercise of its option to purchase such shares at the public offering price, less underwriting discounts and commissions. The Company received total net proceeds from the sale of such shares, after underwriting discounts and commissions and offering expenses, of approximately $15,636,000. Total common stock outstanding after this offering is approximately 77,338,568 shares. The Company plans to use the net proceeds from the offering for working capital and general corporate purposes.
     Banc of America Securities LLC is the sole manager for the offering. Copies of the final prospectus may be obtained from Banc of America Securities LLC,
Attn: Prospectus Department, 100 West 33rd Street, New York, New York 10001 or via e-mail at dg.prospectus_distribution@bofasecurities.com.
     This announcement shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
     Synagro Technologies, Inc. believes that it is the largest recycler of biosolids and other organic residuals in the United States and it believes that it is the only national company focused exclusively on the estimated $8 billion organic residuals industry, which includes water and wastewater residuals. The Company serves approximately 600 municipal and industrial water and wastewater treatment accounts with operations in 37 states and the District of Columbia. The Company offers a broad range of water and wastewater residuals management services focusing on the beneficial reuse of organic, nonhazardous residuals resulting from the wastewater treatment process, including drying and pelletization, composting, product marketing, incineration, alkaline stabilization, land application, collection and transportation, regulatory compliance, dewatering, and facility cleanout services.

     Safe Harbor Statement

     This press release contains certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties or other factors not under Synagro's control which may cause the actual results, performance or achievement of Synagro to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, but are not limited to: the risk that our stockholders may not receive the level of dividends provided for in the dividend policy adopted by our board or any dividends at all; unseasonable weather; changes in government regulations; the ability to find, timely close, and integrate acquisitions; changes in federal wastewater treatment and biosolid regulation; our ability to comply with federal, state and local environmental regulations or to maintain and obtain necessary permits; competition in the wastewater residuals management business; the risk of early termination of customer contracts; loss of significant customers; our ability to complete new facilities as scheduled; our level of debt and our ability to service our debt; our ability to obtain additional financing; our ability to maintain sufficient insurance; and the effect of the restrictions in our senior secured credit facility on our operations. Other factors are discussed in Synagro's periodic filings with the Securities and Exchange Commission.


     CONTACT: Synagro Technologies, Inc., Houston
              Robert C. Boucher, Jr., 713-369-1700